                                                                    EXHIBIT 99.1





                         Report of Independent Auditors

Board of Directors
QuickShip, Inc.

We have audited the accompanying balance sheets of QuickShip, Inc., as of December 31, 1999 and 1998, and the related statements of operations, shareholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of QuickShip, Inc. at December 31, 1999 and 1998 and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

                                                         /s/ ERNST & YOUNG LLP

Winston-Salem, North Carolina
November 16, 2000

                                 QuickShip, Inc.

                                 Balance Sheets

                                                                                    DECEMBER 31
                                                                            -------------------------------
ASSETS                                                                         1999                1998
                                                                            -----------         -----------
Current assets:
 Cash and cash equivalents                                                  $     1,927         $    27,700
 Marketable securities, available-for-sale                                       25,368                  --
 Accounts receivable, less allowance of $10,000 for 1999
  and 1998                                                                       15,559             105,872
 Employee receivables                                                            41,963               5,395
 Prepaid expenses and other assets                                               76,882              13,249
                                                                            -----------         -----------
    Total current assets                                                        161,699             152,216

Property and equipment, net                                                   1,125,925             744,152

Other assets                                                                     58,941              84,071
                                                                            -----------         -----------

    Total assets                                                            $ 1,346,565         $   980,439
                                                                            ===========         ===========

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
 Accounts payable                                                           $   207,986         $   101,676
 Accrued liabilities                                                             35,360               1,218
 Notes payable                                                                2,823,747           1,474,799
 Current portion of long-term debt                                               15,172               6,870
 Deferred revenue                                                                 8,021             431,795
                                                                            -----------         -----------
    Total current liabilities                                                 3,090,286           2,016,358

Long-term debt, less current maturities                                          35,904               7,435
Accrued dividends on preferred stock                                            200,000                  --
Redeemable Convertible Preferred stock, $100 par value,
 20,000 shares authorized, issued and outstanding                             2,000,000           2,000,000
                                                                            -----------         -----------
    Total liabilities                                                         5,326,190           4,023,793

Shareholders' Deficit:
 Common stock, $1 par value, 200,000 shares authorized,
   650 shares issued and outstanding                                                650                 650
 Unrealized holding loss on available-for-sale marketable
   securities                                                                   (15,981)                 --
 Accumulated deficit                                                         (3,964,294)         (3,044,004)
                                                                            -----------         -----------
    Total shareholders' deficit                                              (3,979,625)         (3,043,354)

                                                                            -----------         -----------
    Total liabilities and shareholders' deficit                             $ 1,346,565         $   980,439
                                                                            ===========         ===========

See accompanying notes.

                                 QuickShip, Inc.

                            Statements of Operations


                                                         YEAR ENDED DECEMBER 31
                                                    -------------------------------
                                                        1999                1998
                                                    -----------         -----------

Net sales                                           $ 1,092,027         $ 1,478,649
Cost of sales                                           116,465             216,245
                                                    -----------         -----------
                                                        975,562           1,262,404

Selling, general and administrative expenses          1,545,392           1,189,655
                                                    -----------         -----------

Operating (loss) income                                (569,830)             72,749

Non-operating income (expense):
  Interest income                                         5,908                 623
  Interest expense                                     (158,078)           (291,299)
  Miscellaneous                                           1,710                  --
                                                    -----------         -----------

Net loss                                               (720,290)           (217,927)
                                                    -----------         -----------

Preferred dividends                                    (200,000)                 --
                                                    -----------         -----------

Loss to common shareholders                         $  (920,290)        $  (217,927)
                                                    ===========         ===========


See accompanying notes.

                                 QuickShip, Inc.

                       Statements of Shareholders' Deficit


                                                                         ACCUMULATED
                                                                            OTHER
                                        COMMON       ACCUMULATED       COMPREHENSIVE
                                        STOCK          DEFICIT             INCOME            TOTAL
                                        --------------------------------------------------------------
Balance at December 31, 1997             $650        $(2,826,077)        $     --         $(2,825,427)

Net loss                                                (217,927)                            (217,927)
                                        --------------------------------------------------------------

Balance at December 31, 1998              650         (3,044,004)                          (3,043,354)

Net loss                                                (720,290)                            (720,290)

Other comprehensive income:
  Unrealized holding loss on
     marketable securities                                    --          (15,981)            (15,981)
                                        --------------------------------------------------------------
Comprehensive income                                                                         (736,271)
                                                                                             ---------
Accrued preferred stock dividends                       (200,000)                            (200,000)
                                        --------------------------------------------------------------

Balance at December 31, 1999             $650        $(3,964,294)        $(15,981)        $(3,979,625)
                                         ============================================================


See accompanying notes.

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                                 QuickShip, Inc.

                            Statements of Cash Flows


                                                                  YEAR ENDED DECEMBER 31
                                                             -------------------------------
                                                                 1999                1998
                                                             -----------         -----------
OPERATING ACTIVITIES
Net loss                                                     $  (720,290)        $  (217,927)
Adjustments to reconcile net loss to net cash used in
  operating activities:
    Depreciation and amortization                                132,398              68,364
    Changes in operating assets and liabilities:
      Accounts receivable                                         90,313             (24,547)
      Employee receivables                                       (36,568)              2,670
      Prepaid expenses and other assets                          (63,183)              6,634
      Accounts payable                                           106,310             (90,931)
      Accrued liabilities                                         34,142             (23,276)
      Deferred revenue                                          (423,774)            (86,586)
                                                             -----------         -----------
Net cash used in operating activities                           (880,652)           (365,599)

INVESTING ACTIVITIES
Purchases of property and equipment                             (514,171)           (638,693)
Purchase of marketable securities                                (41,349)                 --
Payments received on notes receivable                             24,680              22,753
                                                             -----------         -----------
Net cash used in investing activities                           (530,840)           (615,940)

FINANCING ACTIVITIES
Proceeds from (payments on) line of credit, net                1,016,720            (124,354)
Proceeds from notes payable                                      334,657                  --
Payments on notes payable                                         (2,429)           (861,113)
Proceeds from long-term debt                                      46,599                  --
Payments on long-term debt                                        (9,828)             (7,172)
Proceeds from the issuance of preferred stock                         --           2,000,000
                                                             -----------         -----------
Net cash provided by financing activities                      1,385,719           1,007,361
                                                             -----------         -----------

(Decrease) increase in cash and cash equivalents                 (25,773)             25,822
Cash and cash equivalents at beginning of year                    27,700               1,878
                                                             -----------         -----------
Cash and cash equivalents at end of year                     $     1,927         $    27,700
                                                             ===========         ===========


See accompanying notes.


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




                                 QuickShip, Inc.

                          Notes to Financial Statements

                           December 31, 1999 and 1998


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

QuickShip, Inc. ("QuickShip" or the "Company"), formerly known as Acctronix, Inc., is a developer and licenser of retail shipping software. See Note 2.

CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

PROPERTY AND EQUIPMENT

Property and equipment, including computer software, is carried at cost less allowances for depreciation. Depreciation is computed using accelerated methods over the estimated useful lives ranging from 3 to 10 years.

The Company capitalizes software development costs incurred subsequent to the establishment of technological feasibility. Upon the general release of the product to customers, development cost for that product are amortized over five years, based on the estimated economic life of the product. Software amortization charges for the year ended December 31, 1999 were $95,315.

The Company periodically assesses the realizability of its long-lived assets and evaluates such assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Impairment is determined to exist if estimated future cash flows, undiscounted and without interest charges, are less than the carrying amount or if the estimated net realizable value is less than the carrying amount.

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist of marketable securities and trade receivables.

REVENUE RECOGNITION

Revenue is recognized when earned. Revenue from products licensed to customers is recognized when packages are shipped or ratably over the contract period.


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                                 QuickShip, Inc.

                    Notes to Financial Statements (continued)






1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ADVERTISING COSTS

The Company expenses advertising costs as incurred and these costs are included as selling, general and administrative expenses. Advertising costs for the years ended December 31, 1999 and 1998 were $76,543 and $36,763, respectively.

INCOME TAXES

Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is recorded when it is more likely than not that the deferred tax asset will not be realized.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which was effective for fiscal years beginning after June 15, 1999. SFAS No. 133 was amended by SFAS No. 138, "Accounting for Derivative Instruments and Hedging Activities." The provisions of the statements require the recognition of all derivatives as either assets or liabilities in the statement of financial position and the measurement of those instruments at fair value. Changes in the fair market value of derivatives are recorded each period in current earnings or comprehensive income, depending on whether a derivative is designed as part of a hedge transaction, and if so, the type of hedge transaction. The adoption of SFAS No. 133 will not have a material impact on the Company's results of operations or financial position.

                                 QuickShip, Inc.

RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements," which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. SAB No. 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. The Company does not expect the application of SAB No. 101 to have any impact on its results of operations or financial position.

2.  SALE OF QUICKSHIP STOCK

On October 26, 2000, Blue Rhino Corporation acquired all the outstanding shares of QuickShip common stock, for $972,000 in cash and deferred payments, a five-year warrant to purchase 100,000 shares of Blue Rhino Common Stock at $6 per share, $1,946,000 in assumed liabilities and $6,800,000 in Blue Rhino Series A Convertible Preferred Stock. The Company will be a wholly owned subsidiary of Blue Rhino Corporation (see Note 9).

3.  PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

                                                                          DECEMBER 31
                                                                   1999                1998
                                                               -------------------------------
         Office furniture and equipment                        $   421,407         $   451,989
         Computer software                                         816,988             662,757
         Computer equipment                                        590,777             259,257
         Automobiles                                                76,038              29,439
         Leasehold improvements                                     20,164               7,761
                                                               -------------------------------
                                                                 1,925,374           1,411,203
         Less accumulated depreciation and amortization           (799,449)           (667,051)
                                                               -------------------------------
                                                               $ 1,125,925         $   744,152
                                                               ===============================


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

                                 QuickShip, Inc.

                    Notes to Financial Statements (continued)



4.  NOTES PAYABLE AND LONG-TERM DEBT

Notes payable consists of the following:

                                                                          DECEMBER 31
                                                                      1999           1998
                                                                   -------------------------
Line of credit with maximum borrowings up to $3,500,0000,
 interest payable monthly at the prime rate plus 0.5% (9.0% at
 December 31, 1999), expiring September 30, 2000                   $2,491,519     $1,474,799

Term loan, payable $3,219 monthly, with interest at 10.0%              92,651             --

Term loan, payable $3,987 monthly, with interest at 10.0%             180,000             --

Term loan, payable $1,522 monthly, with interest at 10.0%              59,577             --
                                                                   -------------------------

Total notes payable                                                $2,823,747     $1,474,799
                                                                   =========================

All notes payable are payable upon demand. Subsequent to year-end, all amounts were repaid as part of the acquisition of the Company by Blue Rhino Corporation (See Note 2).

Long-term debt consisted of the following:

                                                                         DECEMBER 31
                                                                     1999          1998
                                                                   ----------------------
Installment loan, payable $744 monthly with interest at 9.8%, collateralized by vehicles having a net book value of $5,037
  as of December 31, 1999                                          $  7,435      $ 14,305

Installment loan, payable $1,014 monthly with interest at
  11.0%, collateralized by automobiles having a net book value
  of $37,279 as of December 31, 1999                                 43,641            --
                                                                   ----------------------
                                                                     51,076        14,305
Current portion                                                     (15,172)       (6,870)
                                                                   ----------------------
                                                                   $ 35,904      $  7,435
                                                                   ======================


The aggregate amounts of long-term debt maturing in each of the next five fiscal years are as follows: 2000 - $15,172, 2001 - $8,636, 2002 - $9,640, 2003 -
$10,760 and 2004 - $6,868.

Interest paid for the years ended December 31, 1999 and 1998, was $123,457 and $312,522, respectively.

                                 QuickShip, Inc.

5.  LEASES

The Company has an operating lease related to the office and warehouse facility. The lease of the facility is for a period of five years beginning April 1, 1998, with an option to extend the agreement an additional five years. Rent expense for the years ended December 31, 1999 and 1998, was $99,547 and $88,882, respectively.

Future minimum commitments under the operating lease as of December 31, 1999 are summarized as follows:

2000                                                            $   84,057
2001                                                                84,057
2002                                                                84,057
2003                                                                21,014
                                                                ----------
Total minimum lease payments                                    $  273,185
                                                                ==========

The lease provides for the Company to pay minor maintenance, insurance and other costs applicable to the leased premises.

6.  INCOME TAXES

Due to the Company's operating losses, there was no current or deferred tax expense for the years ended December 31, 1999 and 1998.

A reconciliation of the differences between the statutory federal income tax rate of 34% and the effective tax rate for the years ended December 31, 1999 and 1998 is as follows:

                                                        1999            1998
                                                       ----------------------
         Federal statutory tax rate                    (34.0)%         (34.0)%
           Change in valuation allowance                31.1            25.2
           Permanent differences and other               2.9             8.8
                                                       ----------------------
         Effective tax rate                               --%             --%
                                                       ======================


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                                 QuickShip, Inc.

                    Notes to Financial Statements (continued)



6.  INCOME TAXES (CONTINUED)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liability are as follows:

                                                   1999           1998
                                               --------------------------
         Assets:
           Net operating loss carryforward     $ 1,385,700      $ 685,800
           Allowance for doubtful accounts          23,400         31,200
           Other                                     1,300          1,200
                                               --------------------------
           Total gross deferred tax assets       1,410,400        718,200
           Valuation allowance                    (901,300)      (297,300)
                                               --------------------------
         Net deferred tax assets                   509,100        420,900
         Liabilities:
           Software development                    467,000        418,900
           Depreciation and amortization            42,100          2,000
                                               --------------------------
         Net deferred tax liabilities              509,100        420,900
                                               --------------------------
         Net deferred taxes                    $        --      $      --
                                               ==========================

At December 31, 1999, the Company had net operating loss carryforwards for federal income tax purposes of approximately $3,550,000, which are available to offset future federal taxable income, if any, and will expire in varying amounts from 2010 through 2019. However, the utilization of the net operating losses will be subject to certain limitations as prescribed by Section 382 of the Internal Revenue Code.

7.  RELATED PARTY TRANSACTIONS

The Company's investment in marketable securities is common stock in Gold Banc Corporation, the parent company of Gold Bank, the Company's primary lender and sole preferred stockholder (See Note 9).

8.  COMMITMENTS AND CONTINGENCIES

The Company is involved in a legal proceeding encountered in the normal course of business, seeking damages of up to $45,000. Based upon the advice from counsel, it is management's opinion that the resolution of this matter will not have a material adverse effect on the Company's financial position or results of operations.


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                                 QuickShip, Inc.

                    Notes to Financial Statements (continued)



9.  SALE OF PREFERRED STOCK

On December 31, 1998, the Company issued $2,000,000 of non-voting, preferred stock to Gold Bank Corporation ("Gold Bank") Dividends on the preferred stock are cumulative and accrue at an annual rate of 10%. In connection with the issuance of the redeemable preferred stock, all proceeds were to be used to reduce debt obligations to Gold Bank. The preferred stock is convertible into 25% of the outstanding common stock of the Company at Gold Bank's option. Gold Bank also has the right, but not the obligation to put the preferred stock to the Company at any time after December 31, 2000. The Company has the right to call all preferred shares at par value plus accrued, unpaid dividends.

Cumulative, accrued preferred dividends in arrears totaled $200,000, or $10 per share at December 31, 1999.

During 2000, Gold Bank exercised its right to convert the preferred stock into 25% of the outstanding common shares of the Company.

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